UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 13, 2005

                                BRT REALTY TRUST
               (Exact name of Registrant as specified in charter)


       Massachusetts              001-07172                     13-2755856
       -------------------------------------------------------------------
      (State or other       (Commission file No.)            (IRS Employer
       jurisdiction of                                           I.D. No.)
       incorporation)

           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
               (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code     516-466-3100

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ---     Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

        ---     Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

        ---     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ---     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



===============================================================================
Item 9.01         Financial Statements and Exhibits.

On December 13, 2005, registrant issued a press release announcing its results of operations for the quarter and year ended September 30, 2005. The press release is annexed as an exhibit to this Form 8-K.

         (a) Financial Statements of Businesses Acquired. Not Applicable.

         (b) Pro Forma Financial Information. Not Applicable.

         (c) Exhibits.

                  99.1 Press release issued December 13, 2005, announcing registrant's earnings for the quarter and year ended September 30, 2005.


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                BRT REALTY TRUST



Date:     December 14, 2005                  By:  /s/ Simeon Brinberg
                                                  -------------------
                                                  Simeon Brinberg
                                                  Senior Vice President

                                                           EXHIBIT 99.1


                                BRT REALTY TRUST
                         60 Cutter Mill Road, Suite 303
                              Great Neck, NY 11021
                            Telephone (516) 466-3100
                               Fax (516) 466-3132
                                www.BRTRealty.com

                                BRT REALTY TRUST
                        ANNOUNCES INCREASES IN REVENUES,
                       NET INCOME AND NET INCOME PER SHARE
                FOR THE QUARTER AND YEAR ENDED SEPTEMBER 30, 2005

Great Neck, New York, December 13, 2005 -- BRT Realty Trust (NYSE:BRT) today announced that for the three months ended September 30, 2005 it had total revenues of $8,018,000, compared to revenues of $5,231,000 for the quarter ended September 30, 2004, representing a 53% increase in revenues quarter versus quarter. Net income for the three months ended September 30, 2005 was $5,677,000, or $.73 per share on a diluted basis, an 80% increase in net income and a 78% increase in diluted net income per share, quarter versus quarter. For the three months ended September 30, 2004, net income and net income per share on a diluted basis were $3,148,000 and $.40 per share, respectively. Net income for the three months ended September 30, 2005 includes income from discontinued operations of $1,583,000, or $.20 per diluted share, and equity in earnings of unconsolidated joint ventures of $174,000 , or $.02 per diluted share. Net income for the three months ended September 30, 2004 includes income from discontinued operations of $193,000, or $.02 per diluted share, and equity in earnings of unconsolidated ventures of $128,000, or $.02 per diluted share. Income from continuing operations for the three months ending September 30, 2005 was $4,094,000, or $.53 per diluted share, compared to $2,955,000 or $.38 per diluted share for the September 30, 2004 quarterly period. The weighted average number of common shares outstanding on a diluted basis was 7,856,101 and 7,738,328 for the three months ended September 30, 2005 and 2004, respectively.

BRT also reported total revenues of $25,715,000 for the year ended September 30, 2005, a 46% revenue increase year over year, and net income of $16,214,000, or $2.08 per diluted share, a 35% increase in net income and a 34% increase in net income per diluted share year over year. Net income for the September 30, 2005 twelve month period includes income from discontinued operations of $1,910,000, or $.25 per diluted share, gain on available-for-sale securities of $680,000, or $.09 per diluted share, and equity in earnings of unconsolidated ventures of $257,000, or $.03 per diluted share. For the fiscal year ending September 30, 2004, BRT reported total revenues of $17,661,000 and net income of $12,002,000, or $1.55 per share on a diluted basis. Net income for the September 30, 2004 twelve month period includes income from discontinued operations of $1,655,000, or $.21 per diluted share, gain on sale of available-for-sale securities of $1,641,000, or $.21 per diluted share, and equity in earnings of unconsolidated joint ventures of $202,000, or $.03 per diluted share. Income from continuing operations, excluding gain on sale of securities, was $13,624,000, or $1.74 per diluted share in the year ended September 30, 2005 compared to $8,706,000, or $1.13 per diluted share for the year ended September 30, 2004. The weighted average number of common shares outstanding on a diluted basis was 7,811,483 and 7,734,364 for the twelve months ended September 30, 2005 and September 30, 2004, respectively.

Commenting on the results of operations for the three months and year ended September 30, 2005 Jeffrey Gould, President and Chief Executive Officer of BRT stated that the significant increase in revenues, net income and net income per share quarter over quarter and year over year was due primarily to the substantial increase in loan originations. Commenting further, Mr. Gould stated that he believed that the increase in loan originations was due in large measure to a more active marketing program which has provided a more national focus. On the expense side, Mr. Gould noted that the significant increase in interest expense in the current quarter and fiscal year is due to borrowings under BRT's credit facilities to fund the increased loan originations. Other expenses including the adviser's fee and general and administrative expenses increased as a result of the increase in the level of BRT's business activity.

BRT Realty Trust is a mortgage-oriented real estate investment trust.

Certain information contained herein is forward looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward looking statements should not be relied upon since they involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements.

Contact:  Simeon Brinberg - (516) 466-3100




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

                                BRT REALTY TRUST
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                    (In Thousands except for Per Share Data)

                                                                           Three Months Ended        Twelve Months Ended
                                                                              September 30,             September 30,
                                                                              -------------             -------------
                                                                           2005          2004           2005        2004
                                                                           ----          ----           ----        ----


Revenues                                                                  $8,018       $ 5,231       $25,715      $17,661

Expenses                                                                   4,123         2,393        12,336        9,114

Income before equity in earnings of unconsolidated real estate ventures, gain on sale of available-for-sale securities,
 minority interest and discontinued operations                             3,895         2,838        13,379        8,547

Equity in earnings of unconsolidated real estate ventures                    174           128           257          202

Income before gain on sale of available-for-sale securities,
   minority interest and discontinued operations                           4,069         2,966        13,636        8,749

Gain on sale of available-for-sale securities                                  -             -           680        1,641
Minority interest                                                             25           (11)          (12)         (43)

Income from continuing operations                                          4,094         2,955        14,304       10,347

Discontinued operations:
Income from operations                                                        14            82           341          394
Gain on sale of real estate assets                                         1,569           111         1,569        1,261
Income from discontinued operations                                        1,583           193         1,910        1,655
                                                                          ------        ------        ------      -------
Net income                                                               $ 5,677       $ 3,148       $16,214      $12,002


Income per share of beneficial interest:

Income from continuing operations                                        $   .53       $   .39       $  1.84      $  1.36
Income from discontinued operations                                          .20           .02           .25          .22
   Basic earnings per share                                              $   .73       $   .41       $  2.09      $  1.58

Income from continuing operations                                        $   .53       $   .38       $  1.83      $  1.34
Income from discontinued operations                                          .20           .02           .25          .21
   Diluted earnings per share                                            $   .73       $   .40       $  2.08      $  1.55

Cash distributions per common share                                      $   .50       $   .48       $  1.96      $  1.79

Weighted average number of common shares outstanding:

Basic                                                                  7,801,674     7,652,108     7,747,804    7,617,116
Diluted                                                                7,856,101     7,738,328     7,811,483    7,734,364
